UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
_______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2017
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Euronet Worldwide, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-31648 (Commission File Number)	74-2806888 (I.R.S. Employer Identification No.)

3500 College Boulevard
Leawood, Kansas 66211
(Address of principal executive office)(Zip Code)

(913) 327-4200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 22, 2017, the Board of Directors of Euronet Worldwide, Inc. (the "Company") approved an amendment to the Company's Amended and Restated Bylaws to add a forum selection provision. The amendment was effective immediately.
A new Article X, Section 6 was added to the Company's Amended and Restated Bylaws, which provides that, unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, all internal corporate claims must be brought solely and exclusively in the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware, or, if such other court does not have jurisdiction, the United States District Court for the District of Delaware).
The foregoing description is a summary of the amendment to the Company's Amended and Restated Bylaws and is qualified in its entirety by reference to the Amendment to the Amended and Restated Bylaws filed herewith as Exhibit 3.1 and incorporated herein by reference, and the Amended and Restated Bylaws (as amended on February 22, 2017) filed herewith as Exhibit 3.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amendment to Amended and Restated Bylaws of Euronet Worldwide, Inc.

3.2	Amended and Restated Bylaws of Euronet Worldwide, Inc. (as amended on February 22, 2017).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EURONET WORLDWIDE, INC.

By: /s/ Jeffrey B. Newman
Jeffrey B. Newman
Executive Vice President and General Counsel
 Date: February 28, 2017